SUB-ITEM 77C: SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

FEDERATED PREMIER INTERMEDIATE MUNICIPAL INCOME FUND

An Annual Meeting of Fund shareholders (Common Shares and Preferred Shares) was held on November 14, 2017. On July 26, 2017, the record date for shareholders voting at the meeting, there were 6,984,767 total outstanding shares. The following items were considered by shareholders and the results of their voting are listed below. Unless otherwise noted, each matter was approved.

PROPOSED AGREEMENT AND PLAN OF REORGANIZATION AND TERMINATION PURSUANT TO WHICH FEDERATED PREMIER MUNICIPAL INCOME FUND (FMN) WOULD ACQUIRE ALL, OR SUBSTANTIALLY ALL, OF THE ASSETS OF FEDERATED PREMIER INTERMEDIATE MUNICIPAL INCOME FUND (FPT) IN EXCHANGE FOR SHARES OF FMN TO BE DISTRIBUTED PRO RATA BY FPT TO ITS SHAREHOLDERS IN COMPLETE LIQUIDATION AND DISSOLUTION OF FPT
- COMMON SHARES AND PREFERRED SHARES:

For
3,478,791

Against
75,257

Abstained from Voting
59,204

ELECTION OF THREE CLASS II TRUSTEES - COMMON SHARES AND
PREFERRED SHARES:


1. J. Christopher Donahue
For
4,293,760

Withheld
   Authority
   to Vote
330,501


2. P. Jerome Richey
For
4,287,053

Withheld
   Authority
   to Vote
337,208

3. John T. Collins
For
4,292,498


Withheld
   Authority
   to Vote
331,763


An Annual Meeting of Fund shareholders (Preferred Shares) was held on November 14, 2017. On July 26, 2017, the record date for shareholders voting at the meeting, there were 2,443 total outstanding shares. The following item was considered by shareholders and the results of their voting are listed below. Unless otherwise noted, each matter was approved.
ELECTION OF TWO TRUSTEES - PREFERRED SHARES ONLY:


1. Peter E. Madden
For
1,880

Withheld
   Authority
   to Vote
0


2. John S. Walsh
For
1,880

Withheld
   Authority
   to Vote
0


The following Trustees of the Fund continued their terms as Trustees of the Fund: John B. Fisher, G. Thomas Hough,
Maureen Lally-Green, Charles F. Mansfield, Jr. and Thomas M.
O'Neill.


The Definitive Proxy Statement for this Annual Meeting was filed with the Securities and Exchange Commission on October 16, 2017, and is incorporated by reference. (File No. 811-21235)